                                                                    EXHIBIT 99.1

                                                                      [OCA LOGO]


CONTACT: Cory Armand
         (866) 765-8583

                OCA ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

METAIRIE, Louisiana (March 15, 2004) - Orthodontic Centers of America, Inc. (NYSE: OCA) today announced its financial results for the fourth quarter and year ended December 31, 2003.

         Bart F. Palmisano, Sr., the Company's Chief Executive Officer, commented, "I am very excited about our prospects for 2004 and beyond. We continue to provide high quality services to a strong group of core affiliated practices, and we're making real progress in the international arena. Our new division, OCA Outsource, is being well received in the dental marketplace with its unique approach to providing business services for dental and medical practices. We are focused on capitalizing on our portfolio of powerful systems and business services, which we believe will provide tremendous value to general dentists and medical practices. We have developed and tested these services over the past ten years, and we are ready to enter this much broader market for our services. We believe that the potential for OCA Outsource is great."

         Excluding the effect of asset impairments of $3.3 million ($2.1 million, or $0.04 per diluted share, net of income tax benefit) during the fourth quarter of 2003, the Company's net income for the fourth quarter of 2003 was $10.9 million, or $0.22 per diluted share. The Company reported net income of $8.9 million, or $0.18 per diluted share, for the fourth quarter of 2003.

         Excluding the effect of asset impairments of $5.9 million ($3.7 million, or $0.07 per diluted share, net of income tax benefit) during 2003, the Company's net income for fiscal year 2003 was $52.7 million, or $1.05 per diluted share. The Company reported net income of $49.1 million, or $0.97 per diluted share, for fiscal year 2003.

         The Company reported fee revenue of $81.8 million for the fourth quarter of 2003 and $375.4 million for fiscal year 2003.

         During the fourth quarter of 2003, the Company settled lawsuits with two OrthAlliance affiliated practices, with both practices resuming active affiliation with the Company. OCA also repurchased 50,000 shares of its common stock in the open market during the quarter at a weighted average price per share of $7.07.

         The Company reported net cash provided by operations of $49.4 million during 2003. In positioning the Company for future growth, OCA spent $5.4 million in the fourth quarter of 2003 and $19.2 million during fiscal year 2003 on de novo expansion, center renovations and other capital expenditures. The Company also repaid $3.1 million of debt outstanding under the Company's credit facility during the fourth quarter of 2003 and, for fiscal year 2003, repaid $19.4 million of outstanding debt.


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         As of December 31, 2003, the Company was affiliated with 362 practices.
The Company was also providing marketing services to an additional 50 practices in Japan at the end of 2003.

         During the fourth quarter of 2003, OCA also launched its new division, OCA Outsource, through which the Company intends to provide business services to general dentists and medical practices. Customers within this division would receive many of OCA's services for a monthly fee calculated based on the patient collections of the client practice. Through this division, the Company believes the market for its services will expand beyond the over 12,000 orthodontists and pediatric dentists in the U.S. to the approximately 150,000 dentists and numerous medical practitioners in other healthcare fields in the U.S.

         The Company has scheduled a conference call on Tuesday, March 16, 2004, at 10:00 a.m. (Eastern Time) to discuss its fourth quarter and year-end financial results. The following are the call-in details:

        Event:         Fourth Quarter and Year-End 2003 Earnings Conference Call
        Date:          Tuesday, March 16, 2004
        Time:          10:00 a.m. (Eastern Time)
        Phone Access:  (212) 271-4577

         You may listen to the call through the Internet by logging onto the First Call Events (www.firstcallevents.com) website. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21186080. The telephonic replay will be available from 12:00 noon Eastern Time on Tuesday, March 16, 2004, until 6:00 p.m. on Wednesday, March 17, 2004. The conference call will also be available through the Company's website at www.4braces.com or at www.firstcallevents.com/service/ajwz400532862gf12.html. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.

         The Company also announced that it will be hosting an Investors Day on March 25, 2004, in Metairie, Louisiana. At the event, executive management will provide an overview of OCA's strategy, systems, operations and growth drivers. The Company will also summarize its growth plans for 2004 and future periods. The event will be webcast, and the Company will provide further details on the webcast prior to the event.

         OCA is the leading provider of business services to orthodontists and pediatric dentists. The Company's approximately 362 affiliated practices provide treatment to patients throughout the United States and in Japan, Mexico, Spain and Puerto Rico. For additional information on Orthodontic Centers of America, Inc., visit the Company's web site: www.4braces.com.

         Certain statements contained in this release may not be based on historical facts and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to the Company's prospects, future potential and growth and OCA Outsource. The Company cautions you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking


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OCA Announces Fourth Quarter and Year-End Results
Page 3
March 15, 2004



statements, due to a variety of factors. Those factors include, but are not limited to, potential adverse changes in the Company's financial results and condition, adverse outcomes of litigation pending against the Company and its subsidiary, OrthAlliance, Inc., or inability to resolve that litigation on terms favorable to the Company, inability or delay in successfully marketing OCA Outsource's services, changes in the Company's operating or expansion strategy, disruption of the Company's relationships with its affiliated practices or loss of a significant number of the Company's affiliated practices, inability or delay in successfully executing the Company's strategies, inability to attract and retain qualified management, personnel and affiliated practitioners, inability to effectively market the services of the Company and its affiliated practices, including those business services outside of traditional orthodontics and pediatric dentistry, impact of competition and existing and future regulations affecting orthodontics, pediatric dentistry and the Company's business, difficulties in staffing and managing foreign offices, foreign currency exchange fluctuations and other difficulties arising from international expansion, adverse changes in general economic conditions and business conditions, and other risks detailed from time to time in the Company's press releases, Annual Report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.


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OCA Announces Fourth Quarter and Year-End Results
Page 4
March 15, 2004

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)


                                            THREE MONTHS ENDED              YEAR ENDED
                                                DECEMBER 31,                DECEMBER 31,
                                          -----------------------     -----------------------
                                             2003          2002          2003          2002
                                          ---------     ---------     ---------     ---------
Fee revenue                               $  81,797     $ 102,113     $ 375,380     $ 439,606
Direct expenses:
     Salaries and benefits                   25,810        33,006       110,973       127,979
     Clinical supplies and lab fees           6,645        11,991        36,703        41,405
     Rent                                     6,778         8,602        33,043        38,495
     Marketing and advertising                5,216         7,963        24,137        34,006
                                          ---------     ---------     ---------     ---------
       Total direct expenses                 44,449        61,562       204,856       241,885
General and administrative                   14,774        16,753        58,432        59,737
Depreciation                                  3,780         3,757        14,579        12,656
Amortization                                  2,648         2,461        10,437        10,268
Asset impairments                             3,302         1,891         5,884         2,801
Non-recurring recruiting expense                 --            --            --        12,772
                                          ---------     ---------     ---------     ---------
Operating income                             12,844        15,690        81,192        99,487
Interest expense, net                        (1,347)       (1,791)       (5,089)       (6,202)
Non-controlling interest in subsidiary           11           156           (14)          202
                                          ---------     ---------     ---------     ---------
Income before income taxes                   11,508        14,055        76,089        93,487
Income taxes                                  2,644         5,306        27,024        35,291
                                          ---------     ---------     ---------     ---------
Net income                                $   8,864     $   8,749     $  49,065     $  58,196
                                          =========     =========     =========     =========
Net income per share:
     Basic                                $    0.18     $    0.17     $    0.98     $    1.14
                                          =========     =========     =========     =========
     Diluted                              $    0.18     $    0.17     $    0.97     $    1.13
                                          =========     =========     =========     =========
Weighted average shares outstanding:
     Basic                                   50,099        51,301        50,180        51,255
                                          =========     =========     =========     =========
     Diluted                                 50,386        51,509        50,474        51,463
                                          =========     =========     =========     =========


                         UNAUDITED CASH FLOW HIGHLIGHTS
                                 (In thousands)


                                              THREE MONTHS ENDED             YEAR ENDED
                                                 DECEMBER 31,                DECEMBER 31,
                                             ---------------------     ---------------------
                                               2003         2002         2003         2002
                                             --------     --------     --------     --------
Net cash provided by operating activities    $ 11,432     $ 11,403     $ 49,436     $ 60,680
Net cash used in investing activities         (11,331)     (13,704)     (30,866)     (39,356)
                                             --------     --------     --------     --------
Free cash flow (1)                                101       (2,301)      18,570       21,324
Net cash used in financing activities          (3,521)      (1,515)     (19,958)     (28,587)
Change in cash and cash equivalents          $ (2,977)    $ (3,474)    $   (131)    $ (6,650)

---------

(1) Amounts represent net cash provided by operating activities minus net cash used in investing activities for the period presented, which are disclosed immediately above. The Company has included free cash flow because management believes that investors place importance on that statistic and that the statistic is important in understanding the cash flow generated by Company operations.


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OCA Announces Fourth Quarter and Year-End Results
Page 5
March 15, 2004

                      ORTHODONTIC CENTERS OF AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)


                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          2003          2002
                                                                       ---------     ---------
                                     ASSETS

Current assets:
   Cash and cash equivalents                                           $   7,391     $   7,522
   Current portion of service fees receivable, net of
      allowance for uncollectible amounts of $8,382 in
      2003, and $5,095 in 2002                                            99,018        63,448
   Current portion of advances to affiliated practices,
      net of allowance for uncollectible
      amounts of $1,438 in 2003, and $1,170 in 2002                       11,171        14,857
   Deferred income tax                                                    43,346        37,572
   Supplies inventory                                                     13,726        12,526
   Prepaid expenses and other assets                                       4,979         7,439
                                                                       ---------     ---------
      Total current assets                                               179,631       143,364
Financed practice-related expense portion of service
      fees receivable                                                     52,795        43,070
Advances to affiliated practices, less current
      portion, net of allowance for uncollectible
      amounts of $2,214 in 2003, and $1,236 in 2002                       17,207        15,687
Property, equipment and improvements, net                                 92,157        90,060
Identifiable intangible assets, net                                      217,125       220,383
Goodwill                                                                  87,641        87,641
Other assets                                                              13,747         7,040
                                                                       ---------     ---------

      TOTAL ASSETS                                                     $ 660,303     $ 607,245
                                                                       =========     =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                    $   8,985     $   8,048
   Accrued salaries and other accrued liabilities                         13,977        21,333
   Service fee prepayments                                                 1,157         7,743
   Current portion of notes payable to affiliated practices                2,122         8,387
   Current portion of long-term debt                                       8,333         8,333
                                                                       ---------     ---------
      Total current liabilities                                           34,574        53,844
Deferred income tax liability                                             41,268         8,030
Notes payable to affiliated practices, less current portion                4,050         4,612
Long-term debt, less current portion                                      87,724        97,899

Shareholders' equity:
   Preferred stock, $.01 par value: 10,000,000 shares
     authorized; no shares outstanding                                        --            --
   Common stock, $.01 par value: 100,000,000 shares authorized;
     approximately 51,341,000 shares issued and outstanding at
     December 31, 2003, and 51,268,000 shares issued and
      outstanding at
     December 31, 2002                                                       513           512
   Additional paid-in capital                                            218,530       217,840
   Retained earnings                                                     289,976       240,911
   Accumulated other comprehensive loss                                     (119)       (1,376)
   Less cost of approximately 1,256,000 shares of treasury stock at
     December 31, 2003, and 1,097,000 shares at December 31, 2002        (16,213)      (15,027)
                                                                       ---------     ---------
      Total shareholders' equity                                         492,687       442,860
                                                                       ---------     ---------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $ 660,303     $ 607,245
                                                                       =========     =========


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